Exhibit 24(b)
STATE AUTO FINANCIAL CORPORATION
POWER OF ATTORNEY
For Form S-8 Registration Statements
          The undersigned, a director, officer, or both of State Auto Financial Corporation, an Ohio corporation (the “Company”), hereby constitutes and appoints Robert H. Moone, Steven J. Johnston, and John R. Lowther, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act without the other, with full power of substitution and resubstitution, for me and in my name, place, and stead, in my capacity as director or officer of the Company, to execute any and all of the Company’s Registration Statements on Form S-8, and any and all amendments thereto (including post-effective amendments), to register under the Securities Act of 1933, as amended (the “Securities Act”), any Common Shares, without par value, of the Company for sale under, and pursuant to, any and all of the Company’s current or hereafter adopted or approved stock option plans or other “employee benefit plans” (as such term is defined under Rule 405 promulgated under the Securities Act), as such plans are currently amended or shall hereafter be amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
          The undersigned has executed and delivered this Power of Attorney on May 11, 2005.

/s/ James E. Kunk	Director

James E. Kunk	Position (s) with the Company

/s/ John R. Lowther	Director and Officer

John R. Lowther	Position (s) with the Company

/s/ Robert H. Moone	Director and Officer

Robert H. Moone	Position (s) with the Company

/s/ S. Elaine Roberts	Director

James E. Kunk	Position (s) with the Company

/s/ Paul S. Williams	Director

Paul S. Williams	Position (s) with the Company